EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

ECP Ventures Inc.
8908 Fraserwood Court, Unit 10
Burnaby, British Columbia, Canada, V5J 5H7

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ______________ shares of common stock of ECP Ventures Inc. (the "Company") at the price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of the said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: ECP VENTURES INC.

Executed this _________day of ________________________, at___________________ (Street Address), __________________ (City), __________________ (State) ___________ (Zip Code).

________________________________
Signature of Purchaser

________________________________
Printed Name of Purchaser

________________________________
Social Security Number/Tax I.D.
Number of Shares Purchased	Total Subscription Price
_______________________	___________________

Form of Payment:
Cash _______________
Check No. _____________
Other _______________

ACCEPTED THIS _________DAY OF _____________________, __________.

ECP VENTURES INC.

By: _____________________________
Title: ___________________________